EXHIBIT 99.1






January 20, 2004
Board of Directors
CeriStar Inc.
50 West Broadway, Suite 1100
Salt Lake City, Utah 84101


Dear Directors,

I respectfully submit to you my resignation as a Director of CeriStar Inc. effective January 20, 2004. I have completed my agreed upon service to CeriStar and now wish to pursue other endeavors.

Sincerely;


/s/ Dane Goodfellow
--------------------------
Dane Goodfellow